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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



         We hereby consent to the incorporation by reference in this Registration Statement of Haskel International, Inc. on Form S-8 of our report dated August 23, 1996, appearing in the Annual Report on Form 10-K of Haskel International, Inc. for the year ended May 31, 1996.



/s/ Deloitte & Touche LLP
Los Angeles, California



June 6, 1997